Exhibit 10.1

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”), dated as of April 30, 2025 (the “Amendment Date”), amends the Employment Agreement between MATINAS BIOPHARMA HOLDINGS, INC. (the “Company”) and JEROME JABBOUR (the “Executive”) dated March 22, 2018, as amended by that certain amendment dated as of March 3, 2023 (the “Agreement”). All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, the Company and the Executive desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

1. Section 3.2(g) is hereby added to the Agreement, to read as follows:

“(g) Retention Bonus. In the event a Change in Control (as defined below) occurs on or before March 31, 2026, the Executive shall be paid a cash retention bonus equal to the greater of (i) Executive’s target annual bonus for the fiscal year of the Company in which such Change in Control occurs, or (ii) $299,000 (the “Retention Bonus”); provided, that (except as set forth in Sections 4.1(d) and (e)) the Executive remains employed with the Company through the date that such Change in Control occurs. The Retention Bonus shall, subject to applicable tax withholdings, be paid in a single lump sum cash payment upon, or within five (5) days following, such Change in Control.”

2. Section 4.1(d)(iv) of the Agreement is hereby amended (i) by adding “; and” to the end of clause (C) thereof, and (ii) by adding clause (D) thereto, to read as follows:

“(D) the Retention Bonus amount set forth in Section 3.2(g), to be paid in a single lump sum cash payment, subject to applicable tax withholdings, within 60 days following the Termination Date.”

3. Section 4.1(e)(iv) of the Agreement is hereby amended (i) by substituting “; and” for the period at the end of clause (C) thereof, and (ii) by adding clause (D) thereto, to read as follows:

“(D) if not previously paid, the Retention Bonus amount set forth in Section 3.2(g), to be paid in a single lump sum cash payment, subject to applicable tax withholdings, within 60 days following the Termination Date.”

4. Effect of Amendments. Except as specifically amended in this Amendment, the Agreement shall continue in full force and effect. This Amendment shall not itself be amended, except as part of any future amendment to the Agreement effected in accordance with the terms thereof. The terms of this Amendment may be reflected in an amended and restated employment agreement upon approval and execution thereof.

5. Further Assurances. Each party agrees to execute and deliver such other documents and to do such other acts and things as any other party may reasonably request from time to time for the purpose of carrying out the intent of this Amendment.

6. Miscellaneous.

6.1. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Company and the Executive and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

6.2. Governing Law. This Amendment and any and all matters arising directly or indirectly herefrom or therefrom shall be governed under the laws of the State of New Jersey without reference to choice of law rules.

6.3. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date set forth above.

MATINAS BIOPHARMA HOLDINGS, INC.

By:	/s/ KEITH KUCINSKI
Name:	Keith A. Kucinski
Title:	Chief Financial Officer

/s/ JEROME JABBOUR
Jerome Jabbour